EX-99.1

Contacts:
Karian Wong	Charlie Vaida
Investor Relations	Media Relations
iRobot Corp.	iRobot Corp.
(781) 430-3003	(781) 430-3182
investorrelations@irobot.com	cvaida@irobot.com

iRobot Names Julien Mininberg to Board of Directors

BEDFORD, Mass., June 13, 2024 – iRobot Corp. (NASDAQ: IRBT), a leader in consumer robots, announced the addition of Julien Mininberg, former chief executive officer of Helen of Troy, to its board of directors. Mr. Mininberg brings a wealth of global consumer product experience in areas including sales, marketing, retail, finance, mergers and acquisitions, organizational restructuring, strategic planning and corporate turnarounds.

Mr. Mininberg has built and led domestic and international organizations in the consumer space for more than 30 years, consistently increasing profitability and positioning them for growth. He is seasoned in all aspects of the consumer goods industry and is known as a consumer-centric and people-first leader. Over the past ten years, Mr. Mininberg served as CEO at Helen of Troy, leading a successful transformation of the business and organization. He previously served as President and CEO of Kaz, which was later acquired by Helen of Troy. Prior to Kaz, he spent 15 years at Procter and Gamble, where he held various roles in general management and marketing. His public company board experience includes ten years on the board of directors at Helen of Troy and two years on the board of directors at SpartanNash. In addition, Mr. Mininberg is a senior advisor to the private equity firm L Catterton and serves on the board of advisors for Yale School of Management.

“Julien’s breadth of experience in building market-leading global brands, strong base in go-to-market strategy, and experience guiding organizations through transformation and restructuring efforts will be great assets for iRobot as the company re-orients toward profitability and growth,” said Andrew Miller, chairman of the board at iRobot. “We welcome Julien to the board of directors and are confident he will add significant value to our team moving forward.”

“iRobot is a pioneer in the consumer robot space, and I am thrilled to begin working with a board of directors and leadership team that represent such an iconic brand,” said Julien Mininberg. “I am excited to leverage my past experiences and consumer-focused leadership style as the company sets itself up for its next chapter and pursues many of the opportunities for profitable growth that lie ahead.”

iRobot also announced that Mohamad Ali will be stepping down from the company’s board of directors effective immediately having recently taken on a new leadership role at IBM. With today’s changes, iRobot’s board of directors is now composed of seven directors, six of whom
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are independent within the meaning of the director independence standards of Nasdaq and applicable rules of the SEC.

“We thank Mohamad for all the contributions he has made since joining iRobot’s board of directors in 2015, and we wish him the best on his latest endeavor,” continued Miller. “As Mohamad steps down, we are confident that the addition of Julien, and all of the experience he brings, will help ensure the board is well positioned for the future.”

About iRobot Corporation iRobot is a global consumer robot company that designs and builds thoughtful robots and intelligent home innovations that make life better. iRobot introduced the first Roomba robot vacuum in 2002. Today, iRobot is a global enterprise that has sold more than 50 million robots worldwide. iRobot’s product portfolio features technologies and advanced concepts in cleaning, mapping and navigation. Working from this portfolio, iRobot engineers are building robots and smart home devices to help consumers make their homes easier to maintain and healthier places to live. For more information about iRobot, please visit www.irobot.com.

For iRobot Investors
This press release contains "forward-looking statements" within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company’s implementation of its operational restructuring plan and related restructuring charges (including the timing thereof), the Company’s business plans, strategies, priorities and initiatives and the expected business and financial impacts thereof (including anticipated cost savings), expected product launches and the impact thereof, and anticipated business enhancements and expected benefits to the Company’s products and business therefrom. These forward-looking statements are based on the Company's current expectations, estimates and projections about its business and industry, all of which are subject to change. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as "expect," "anticipate," "intend," "plan," "believe," "could," "seek," "see," "will," "may," "would," "might," "potentially," "estimate," "continue," "expect," "target," similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. All forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond our control, and are not guarantees of future results. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: the Company's ability to implement its business plans and strategies; the Company’s ability to achieve the anticipated benefits of its operational restructuring plan; the Company’s ability to successfully navigate its leadership transition; the ability of the Company to retain and hire key personnel; legislative, regulatory and economic developments affecting the Company's business; general economic and market developments and conditions; the impact of
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various global conflicts on the Company's business and general economic conditions; the evolving legal, regulatory and tax regimes under which the Company operates; unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities; supply chain challenges including constraints in the availability of certain semiconductor components used in the Company’s products; the financial strength of the Company’s customers and retailers; the impact of tariffs on goods imported into the United States; and competition. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption "Risk Factors" in the Company's most recent annual and quarterly reports filed with the SEC and any subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed from time to time and available at www.sec.gov. The forward-looking statements included herein are made only as of the date hereof. The Company does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

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